Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF THAT JURISDICTION

THIS ANNOUNCEMENT DOES NOT CONSTITUTE AN ANNOUNCEMENT OF A FIRM INTENTION TO MAKE AN OFFER UNDER RULE 2.7 OF THE CITY CODE ON TAKEOVERS AND MERGERS (THE “CODE”). THERE CAN BE NO CERTAINTY THAT ANY FIRM OFFER WILL BE MADE, NOR AS TO THE TERMS ON WHICH ANY FIRM OFFER MIGHT BE MADE.

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

Shire plc (“Shire” or the “Company”)

19 April 2018

Statement re Proposal from Takeda Pharmaceutical Company Limited (“Takeda”)

Shire notes the announcement made by Takeda. The Board of Shire (the “Board”) confirms that it has received three conditional proposals from Takeda regarding a possible offer for the Company, on 29 March 2018 (the “First Proposal”), 11 April 2018 (the “Second Proposal”) and 13 April 2018 (the “Third Proposal”).

The First Proposal comprised £28 per share in new Takeda shares, to be listed in Japan and in the US through an ADR listing, and £16 per share in cash, representing a potential value of £44 per share and approximately £41 billion for the total issued and to be issued share capital of the Company. Based on Takeda’s current market capitalisation, Shire shareholders would own approximately 50 per cent. of the enlarged Takeda.

Following a thorough review of the First Proposal with its advisers and a Board meeting on 8 April 2018, the Board unanimously rejected the First Proposal, concluding that it significantly undervalued the Company, its growth prospects and pipeline.

The Board has since received two further proposals:

•	the Second Proposal comprised £28.75 per share in new Takeda shares, to be listed in Japan and in the US through an ADR listing, and £16.75 per share in cash, representing a potential value of £45.50 per share, only a marginal increase to the First Proposal, and approximately £43 billion for the total issued and to be issued share capital of the Company. Based on Takeda’s current market capitalisation, Shire shareholders would own approximately 51 per cent. of the enlarged Takeda; and

•	the Third Proposal also comprised £28.75 per share in new Takeda shares, to be listed in Japan and in the US through an ADR listing, and £17.75 per share in cash, representing a potential value of £46.50 per share and approximately £44 billion for the total issued and to be issued share capital of the Company. Based on Takeda’s current market capitalisation, Shire shareholders would own approximately 51 per cent. of the enlarged Takeda.

The Board met again and thoroughly considered the Third Proposal with its advisers and unanimously rejected it, concluding that it continues to significantly undervalue the Company and Shire’s growth prospects and pipeline.

Following the Board meeting on 14 April 2018 which rejected the Third Proposal, at the Board’s request Shire’s advisers entered into a dialogue with Takeda’s advisers to discuss whether a further, more attractive, proposal may be forthcoming and to understand the basis on which such a proposal would be made.

The Board and management of Shire remain committed to enhancing shareholder value and are focused on fully evaluating internal and external opportunities to maximise value for shareholders, including any further proposals from Takeda.

This announcement is made without the consent of Takeda.

Enquiries

Shire plc
Christoph Brackmann (Investor Relations)	+41 795 432 359
Sun Kim (Investor Relations)	+1 617 588 8175
Katie Joyce (Media)	+1 781 482 2779

Citigroup Global Markets Limited
Chris Hite	+1 212 816 6000
Cary Kochman
Jan Skarbek	+44 207 986 4000
Andrew Seaton (Corporate Broking)

Goldman Sachs International	+44 20 7774 1000
Anthony Gutman
Robert King
Nick Harper

Morgan Stanley & Co. International plc	+44 20 7425 8000
Clint Gartin
Philippe Gallone
David Kitterick
Peter Moorhouse (Corporate Broking)

Person responsible

Stephen Williams, Deputy Company Secretary, is responsible for arranging the release of this announcement on behalf of the Company.

Publication on a website

In accordance with Rule 26.1 of the Code, a copy of this announcement will be made available, subject to certain restrictions relating to persons resident in restricted jurisdictions, on Shire's website at www.shire.com  by no later than noon (London time) on the business day following this announcement. The content of this website is not incorporated into and does not form part of this announcement.

Further information

This announcement is not intended to, and does not, constitute or form part of any offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities whether pursuant to this announcement or otherwise.

The distribution of this announcement in jurisdictions outside the United Kingdom may be restricted by law and therefore persons into whose possession this announcement comes should inform themselves about, and observe, such restrictions. Any failure to comply with the restrictions may constitute a violation of the securities law of any such jurisdiction.

Citigroup Global Markets Limited, which is authorised by the Prudential Regulation Authority and regulated in the UK by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting for Shire and no one else in connection with the matters described in this announcement and shall not be responsible to anyone other than Shire for providing the protections afforded to clients of Citigroup Global Markets Limited, or for giving advice in connection with the matters described in this announcement or any matter referred to therein.

Goldman Sachs International, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting for Shire and no one else in connection with the matters described in this announcement and will not be responsible to anyone other than Shire for providing the protections afforded to clients of Goldman Sachs International, or for giving advice in connection with the matters described in this announcement or any matter referred to herein.

Morgan Stanley & Co. International plc, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting for Shire and no one else in connection with the matters described in this announcement and will not be responsible to anyone other than Shire for providing the protections afforded to clients of Morgan Stanley & Co. International plc, or for giving advice in connection with the matters described in this announcement or any matter referred to herein.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel's website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel's Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

About Shire

Shire is the global leader in serving patients with rare diseases. We strive to develop best-in-class therapies across a core of rare disease areas including hematology, immunology, genetic diseases, neuroscience, and internal medicine with growing therapeutic areas in ophthalmics and oncology. Our diversified capabilities enable us to reach patients in more than 100 countries who are struggling to live their lives to the fullest.

We feel a strong sense of urgency to address unmet medical needs and work tirelessly to improve people's lives with medicines that have a meaningful impact on patients and all who support them on their journey.

www.shire.com

Forward-Looking Statements

Statements included herein that are not historical facts, including without limitation statements concerning future strategy, plans, objectives, expectations and intentions, projected revenues, the anticipated timing of clinical trials and approvals for, and the commercial potential of, inline or pipeline products, are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire's results could be materially adversely affected. The risks and uncertainties include, but are not limited to, the following:

•	Shire's products may not be a commercial success;

•	increased pricing pressures and limits on patient access as a result of governmental regulations and market developments may affect Shire's future revenues, financial condition and results of operations;

•	Shire depends on third parties to supply certain inputs and services critical to its operations including certain inputs, services and ingredients critical to its manufacturing processes. Any disruption to the supply chain for any of Shire's products may result in Shire being unable to continue marketing or developing a product or may result in Shire being unable to do so on a commercially viable basis for some period of time;

•	the manufacture of Shire's products is subject to extensive oversight by various regulatory agencies. Regulatory approvals or interventions associated with changes to manufacturing sites, ingredients or manufacturing processes could lead to, among other things, significant delays, an increase in operating costs, lost product sales, an interruption of research activities or the delay of new product launches;

•	the nature of producing plasma-based therapies may prevent Shire from timely responding to market forces and effectively managing its production capacity;

•	Shire has a portfolio of products in various stages of research and development. The successful development of these products is highly uncertain and requires significant expenditures and time, and there is no guarantee that these products will receive regulatory approval;

•	the actions of certain customers could affect Shire's ability to sell or market products profitably. Fluctuations in buying or distribution patterns by such customers can adversely affect Shire's revenues, financial conditions or results of operations;

•	failure to comply with laws and regulations governing the sales and marketing of its products could materially impact Shire's revenues and profitability;

•	Shire's products and product candidates face substantial competition in the product markets in which it operates, including competition from generics;

•	Shire's patented products are subject to significant competition from generics;

•	adverse outcomes in legal matters, tax audits and other disputes, including Shire's ability to enforce and defend patents and other intellectual property rights required for its business, could have a material adverse effect on the Shire's revenues, financial condition or results of operations;

•	Shire may fail to obtain, maintain, enforce or defend the intellectual property rights required to conduct its business;

•	Shire faces intense competition for highly qualified personnel from other companies and organizations;

•	failure to successfully execute or attain strategic objectives from Shire's acquisitions and growth strategy may adversely affect the Shire's financial condition and results of operations;

•	Shire's growth strategy depends in part upon its ability to expand its product portfolio through external collaborations, which, if unsuccessful, may adversely affect the development and sale of its products;

•	a slowdown of global economic growth, or economic instability of countries in which Shire does business, could have negative consequences for Shire's business and increase the risk of non-payment by Shire's customers;

•	changes in foreign currency exchange rates and interest rates could have a material adverse effect on Shire's operating results and liquidity;

•	Shire is subject to evolving and complex tax laws, which may result in additional liabilities that may adversely affect the Shire's financial condition or results of operations;

•	if a marketed product fails to work effectively or causes adverse side effects, this could result in damage to Shire's reputation, the withdrawal of the product and legal action against Shire;

•	Shire is dependent on information technology and its systems and infrastructure face certain risks, including from service disruptions, the loss of sensitive or confidential information, cyber-attacks and other security breaches or data leakages that could have a material adverse effect on Shire's revenues, financial condition or results of operations;

•	Shire faces risks relating to the expected exit of the United Kingdom from the European Union;

•	Shire incurred substantial additional indebtedness to finance the Baxalta acquisition, which has increased its borrowing costs and may decrease its business flexibility;

•	Shire's ongoing strategic review of its Neuroscience franchise may distract management and employees and may not lead to improved operating performance or financial results; there can be no guarantee that, once completed, Shire's strategic review will result in any additional strategic changes beyond those that have already been announced;

•	the potential uncertainty resulting from the announcement by Takeda Pharmaceutical Company Limited that it is considering making an approach to Shire regarding a possible offer for Shire; and

a further list and description of risks, uncertainties and other matters can be found in Shire's most recent Annual Report on Form 10-K and in Shire's subsequent Quarterly Reports on Form 10-Q, in each case including those risks outlined in "ITEM1A: Risk Factors", and in Shire's subsequent reports on Form 8-K and other Securities and Exchange Commission filings, all of which are available on Shire's website.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Except to the extent otherwise required by applicable law, we do not undertake any obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

Appendix I

SOURCES AND BASES

The relevant sources of information and bases of calculation are provided below in the order in which such information appears in this document. Where such information is repeated in this document, the underlying sources and bases are not repeated.

(i)	Shire total consideration under the First Proposal of approximately £41 billion is calculated based on:

a.	Offer price of £44 per share

b.	Shire’s total issued and to be issued share capital of 941,870,525, consisting of 912,291,984 ordinary shares in issue (as disclosed pursuant to Rule 2.9 in Shire’s announcement dated 18 April 2018) plus the total impact of all options and dilutive securities amounting to 29,578,541 Shire shares per the 2017 annual report, constituting: (1) 15,693,527 stock-settled SARs, (2) 184,647 UK / Irish Sharesave Plans, (3) 315,646 Global Employee Stock Purchase Plan, (4) 9,425,001 Baxalta Replacement Options and (5) 3,959,720 Restricted Stock Options

(ii)	Shire shareholders’ ownership of 50 per cent. in the enlarged Takeda under the First Proposal is based on:

a.	Takeda market capitalisation is calculated based on Takeda share price of ¥5,098 as at 18 April 2018 and 781,110,388 ordinary shares in issue (as disclosed pursuant to Rule 2.9 in Takeda’s announcement dated 18 April 2018) and £:¥ exchange rate of £1 = ¥152.644 as at 18 April 2018

b.	Shire equity value in the enlarged Takeda of £26,372 million, calculated by multiplying the £28 per share received by Shire shareholders and Shire’s total issued and to be issued share capital of 941,870,525 as outlined above

(iii)	Shire total consideration under the Second Proposal of approximately £43 billion is calculated based on an offer price of £45.50 per share and Shire’s total issued and to be issued share capital of 941,870,525 as outlined above

(iv)	Shire total consideration under the Third Proposal of approximately £44 billion is calculated based on an offer price of £46.50 per share and Shire’s total issued and to be issued share capital of 941,870,525 as outlined above

(v)	Shire shareholders’ ownership of 51 per cent. in the enlarged Takeda under the Second Proposal and Third Proposal is based on:

a.	Takeda market capitalisation as outlined above

b.	Shire equity value in the enlarged Takeda of £27,079 million, calculated by multiplying the £28.75 per share received by Shire shareholders and Shire’s total issued and to be issued share capital of 941,870,525 as outlined above